UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Piedmont Office Realty Trust, Inc. (the “Company”) has appointed Sherry Rexroad as Chief Financial Officer of the Company, effective November 8, 2024. Ms. Rexroad will succeed Robert Bowers in his role as Executive Vice President & Chief Financial & Administrative Officer. Ms. Rexroad will initially join the Company on October 1, 2024 (the “Start Date”), as Executive Vice President, Finance.

Ms. Rexroad served as the Chief Financial Officer of STORE Capital LLC from 2021 to 2022. Prior to her role at STORE Capital LLC, Mr. Rexroad spent ten years at BlackRock Global Real Asset Securities where, from 2017 to 2021, she served as Global Head of Business Development. She also previously served as Co-Global Chief Investment Officer and Chair of the Investment Committee, where she led Blackrock’s fundraising efforts, was a key member that built and led the global real asset securities team, and led the development of an ESG scoring system to be implemented into Blackrock’s investment strategy. Ms. Rexroad also serves as a member of the board of directors of Apartment Investment and Management Company.

In connection with Ms. Rexroad’s appointment, Ms. Rexroad and the Company entered into an offer letter, dated September 30, 2024 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Rexroad will receive an initial base salary of $475,000 with eligibility to earn a target incentive bonus in an amount equal to 100% of her base salary with a maximum bonus opportunity of 150% of her base salary. For fiscal year 2024, Ms. Rexroad’s target incentive bonus will be pro-rated to reflect her employment for three out of 12 months of the fiscal year. Additionally, under the Company’s long-term incentive compensation program, Ms. Rexroad will receive a one-time equity award in the form of deferred stock units with a grant date value of $600,000 that will vest and become nonforfeitable on each of the first four anniversaries of the Start Date. For the Company’s fiscal year 2025, Ms. Rexroad will receive annual equity awards with an aggregate target grant date value equal to $950,000, with 40% of the value granted as deferred stock units that will vest and become nonforfeitable on each of the first four anniversaries of the grant date, and 60% of the value granted in the form of performance-based equity awards that will vest and become nonforfeitable upon the completion of a three-year performance period. Ms. Rexroad will also receive a relocation bonus in the amount of $50,000 to support her relocation to Atlanta.

Pursuant to the Offer Letter, Ms. Rexroad will be entitled to severance benefits in connection with a qualifying termination in accordance with the Company’s Executive Severance Plan (as defined below) and will be eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally. The Offer Letter also provides that Ms. Rexroad’s employment is subject to the Company’s policies and procedures including regarding the protection of confidential information and intellectual property and potential conflicts of interest.

The foregoing description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On September 30, 2024, the board of directors of the Company adopted an executive severance plan, which shall become effective immediately (the “Executive Severance Plan”). The Executive Severance Plan covers our executive officers and executives with the title of executive vice president designated by the Compensation Committee who receive and execute a participation agreement under the Executive Severance Plan. The Executive Severance Plan will initially cover the following executive officers of the Company: C. Brent Smith, Sherry Rexroad, Christopher A. Kollme, George M. Wells, and Laura P. Moon. In connection with the adoption of the Executive Severance Plan, all the foregoing executive officers with existing employment agreements have agreed to terminate their employment agreements.

Under the Executive Severance Plan, in the event that an executive officer participant is terminated by the Company other than for Cause or any such participant resigns for Good Reason (in each case, not in connection with a Change in Control) (as such capitalized terms are defined in the Executive Severance Plan), such participant shall receive (a) a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus , (b) a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs, (c) a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170% and (d) a lump sum payment of the participant’s Accrued Compensation (as defined in the Executive Severance Plan). The severance multiplier applicable to a termination not for Cause or a resignation for Good Reason (in each case, not in connection with a Change in Control) shall be (a) in the case of the Chief Executive Officer, 2x and (b) in the case of an executive officer who is not the Chief Executive Officer, 1x. All time-based equity awards will vest as of the participant’s termination of employment. Any performance-based equity awards held by any such participant will be treated as set forth in the Company’s long-term incentive plan and any applicable individual award agreement. With respect to severance not in connection with a Change in Control, any executive vice president will continue to be subject to any other Company policies for severance and will not be covered by the Executive Severance Plan.

In the event that any participant’s employment is terminated other than for Cause or any such participant resigns for Good Reason within three months prior to or 24 months after a Change in Control, such participant shall receive (a) a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus , (b) a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs, (c) a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170% and (d) a lump sum payment of the participant’s Accrued Compensation. The severance multiplier applicable to a termination not for Cause in connection with a Change in Control or a resignation for Good reason in connection with a Change in Control shall be (a) in the case of the Chief Executive Officer, 3x, (b) in the case of an executive officer who is not the Chief Executive Officer, 2x, and (c) in the case of a designated executive vice president, 1x. All time-based equity awards will vest as of the participant’s termination of employment. Any performance-based equity awards outstanding at the time of a Change in Control shall automatically convert to a time-based vesting equity award equal to the target number of shares underlying the award multiplied by the greater of the actual level of achievement of the performance goals and the target level of achievement. The converted awards will remain subject to the original time-based vesting conditions applicable to the award unless there is a qualifying termination, in which case such awards would vest, consistent with other time-based equity awards.

Under the terms of the participation agreements signed by each of the executive officers subject to the Executive Severance Plan, the executive officers have agreed to customary restrictive covenants, including a 1-year non-compete that would apply from the termination of the participant’s employment . In addition, the foregoing severance benefits are subject to the affected participant timely executing an agreement and release, which releases all claims against the Company and other parties, subject to customary exceptions. The Company has reserved the right amend, modify, terminate or discontinue the Executive Severance Plan subject to certain limitations.

The foregoing description of the Executive Severance Plan in this Item 5.02 is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Mr. Bowers will remain with the Company as an employee through December 31, 2024, which is the last day of the term of his existing employment agreement. In connection with Mr. Bowers’ transition from the role of Executive Vice President & Chief Financial & Administrator Officer on November 8, 2024, and his departure from the Company at the end of the year, the Company and Mr. Bowers have entered into a Separation Agreement, dated September 30, 2024, confirming the severance benefits and post-termination obligations he is entitled to under his employment agreement and the awards governing his outstanding equity awards in connection with a resignation for good reason, which includes a customary release of claims. The severance benefits he is entitled to are consistent with those described under the caption “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control” in the Company’s Definitive Proxy Statement for the 2024 annual meeting of its stockholders, filed with the Securities and Exchange Commission on March 14, 2024, as supplemented on April 10, 2024.

The foregoing description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1+	Offer Letter, dated September 30, 2024, between the Company and Sherry Rexroad.

10.2+	Executive Severance Plan, effective September 30, 2024.

10.3+	Separation Agreement, dated September 30, 2024, between the Company and Robert Bowers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

By:	/s/ Laura P. Moon
Laura P. Moon
Senior Vice President and Chief Accounting Officer

Date: September 30, 2024